Exhibit 99.1
News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER
NET INCOME OF $240.9 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.12

CHICAGO, JANUARY 21, 2021 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $1.12, compared to $1.70 in the fourth quarter of 2019 and $1.32 in the third quarter of 2020. Net income was $240.9 million, compared to $371.1 million in the prior-year quarter and $294.5 million in the prior quarter.
Fourth quarter 2020 results included the following:
•$55.0 million of pre-tax severance-related charges (after-tax $41.2 million) in connection with a reduction in force
•$11.9 million of pre-tax occupancy expense (after-tax $8.9 million) related to an early lease exit arising from a workplace real estate strategy
•$26.8 million of tax expense related to the reversal of tax benefits previously recognized through earnings
“Northern Trust’s performance during the quarter and year demonstrated the continued strength of our company,” said Michael O’Grady, Chairman and Chief Executive Officer. “Throughout the year, our strong capital base and liquidity profile enabled us to continue to support the needs of our clients. Full year 2020 performance resulted in revenue consistent with the prior year. Execution on our growth strategies and overall favorable equity markets drove fees and other noninterest income growth of 6%, while net interest income declined by 14% in 2020 due to persistently low interest rates. During the fourth quarter we recognized a charge of $55.0 million associated with a reduction in force, which will allow us to improve the alignment of our operational expenses with the current economic environment. We continue to focus on serving our clients with excellence, executing on our long-term priorities, driving operating efficiency and investing wisely for future profitable growth to deliver long-term value to our various stakeholders.”

FOURTH QUARTER 2020 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
Trust, Investment and Other Servicing Fees	$1,026.1	$1,003.8	$992.2	2%	3%
Other Noninterest Income	161.4	152.7	134.7	6	20
Net Interest Income (FTE*)	345.1	336.5	430.5	3	(20)
Total Revenue (FTE*)	1,532.6	1,493.0	1,557.4	3	(2)
Noninterest Expense	1,151.0	1,094.7	1,072.3	5	7
Provision for Credit Losses	(2.5)	0.5	(1.0)	N/M	N/M
Provision for Income Taxes	132.5	95.4	105.3	39	26
FTE Adjustment*	10.7	7.9	9.7	36	10
Net Income	$240.9	$294.5	$371.1	(18)%	(35)%
Earnings Allocated to Common and Potential Common Shares	234.7	275.0	361.0	(15)	(35)
Diluted Earnings per Common Share	$1.12	$1.32	$1.70	(15)%	(34)%
Return on Average Common Equity	8.8%	10.5%	14.8%
Return on Average Assets	0.67%	0.83%	1.25%
Average Assets	$143,262.0	$140,925.4	$118,105.3	2%	21%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody (a component of AUC/A), and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	December 31, 2020*	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$13,653.1	$12,263.2	$11,311.6	11%	21%
Wealth Management	879.4	814.4	738.8	8	19
Total Assets Under Custody/Administration	$14,532.5	$13,077.6	$12,050.4	11%	21%
Assets Under Custody
Corporate & Institutional Services	$10,387.7	$9,312.2	$8,497.8	12%	22%
Wealth Management	875.1	810.4	735.7	8	19
Total Assets Under Custody	$11,262.8	$10,122.6	$9,233.5	11%	22%
Assets Under Management
Corporate & Institutional Services	$1,057.5	$993.2	$917.5	6%	15%
Wealth Management	347.8	318.5	313.8	9	11
Total Assets Under Management	$1,405.3	$1,311.7	$1,231.3	7%	14%
(*)    Client assets for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

FOURTH QUARTER 2020 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$419.9	$395.0	$396.9	6%	6%
Investment Management	125.1	136.8	115.9	(9)	8
Securities Lending	17.6	19.7	22.6	(11)	(22)
Other	33.5	33.4	31.6	—	6
Total C&IS	$596.1	$584.9	$567.0	2%	5%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$154.7	$151.1	$158.2	2%	(2)%
East	115.5	110.9	110.2	4	5
West	86.0	84.7	85.0	2	1
Global Family Office	73.8	72.2	71.8	2	3
Total Wealth Management	$430.0	$418.9	$425.2	3%	1%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,026.1	$1,003.8	$992.2	2%	3%
Q4 2020 vs. Q3 2020
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees increased compared to the prior quarter.
▪Custody and fund administration fees increased primarily due to new business, higher transaction volumes, favorable currency translation and favorable markets.
▪Investment management fees decreased primarily due to higher money market mutual fund waivers.
▪Securities lending fees decreased primarily due to lower spreads.
Wealth Management trust, investment and other servicing fees increased from the prior quarter, primarily due to favorable markets, as well as certain nonrecurring service fees, partially offset by higher money market mutual fund waivers.

Q4 2020 vs. Q4 2019
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees increased compared to the prior-year quarter.
▪Custody and fund administration fees increased primarily due to new business and favorable currency translation, partially offset by unfavorable non-U.S. markets.
▪Investment management fees increased primarily due to new business and favorable markets, partially offset by money market mutual fund waivers.
•Securities lending fees decreased primarily due to lower spreads.
Wealth Management trust, investment and other servicing fees increased compared to the prior-year quarter, primarily due to favorable markets, partially offset by money market mutual fund waivers.

FOURTH QUARTER 2020 RESULTS (continued)

OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
Other Noninterest Income
Foreign Exchange Trading Income	$68.6	$61.6	$64.5	11%	6%
Treasury Management Fees	11.4	11.6	10.4	(1)	10
Security Commissions and Trading Income	32.3	26.0	27.8	24	16
Other Operating Income	49.6	53.5	32.5	(7)	52
Investment Security Gains (Losses), net	(0.5)	—	(0.5)	N/M	19
Total Other Noninterest Income	$161.4	$152.7	$134.7	6%	20%
N/M - Not meaningful
Q4 2020 vs. Q3 2020

▪Foreign exchange trading income increased primarily due to higher client volumes.
▪Security commissions and trading income increased primarily due to higher core brokerage revenue.
▪Other operating income decreased primarily due to lower miscellaneous income. The lower miscellaneous income was primarily associated with lower income in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plans expense in other operating expense.

Q4 2020 vs. Q4 2019

▪Foreign exchange trading income increased primarily due to higher client volumes and increased market volatility, partially offset by decreased foreign exchange swap activity in Treasury.
▪Security commissions and trading income increased primarily due to higher core brokerage revenue.
▪Other operating income increased primarily due to charges in the prior-year quarter related to the decision to sell substantially all of the lease portfolio, partially offset by higher expenses for existing swap agreements related to Visa Inc. Class B common shares.

FOURTH QUARTER 2020 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
Net Interest Income
Interest Income (FTE*)	$363.3	$363.3	$585.8	—%	(38)%
Interest Expense	18.2	26.8	155.3	(32)	(88)
Net Interest Income (FTE*)	$345.1	$336.5	$430.5	3%	(20)%
Average Earning Assets	$131,235	$129,368	$107,160	1%	22%
Net Interest Margin (FTE*)	1.05%	1.03%	1.59%
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q4 2020 vs. Q3 2020

▪Net interest income on an FTE basis increased primarily due to a slightly higher net interest margin and an increase in average earning assets.
▪The net interest margin on an FTE basis increased slightly primarily due to a balance sheet mix shift and lower costs, partially offset by lower asset yields. The net interest margin also benefited from a higher FTE adjustment and recovery of interest on nonaccrual loans.
▪Average earning assets increased primarily due to higher levels of securities, partially offset by lower levels of short-term interest-bearing deposits with banks. Funding of the balance sheet reflected higher levels of client deposits.
Q4 2020 vs. Q4 2019
▪Net interest income on an FTE basis decreased primarily due to a lower net interest margin, partially offset by an increase in average earning assets.
▪The net interest margin on an FTE basis decreased primarily due to lower interest rates and a balance sheet mix shift.
▪Average earning assets increased primarily due to higher levels of short-term interest-bearing deposits with banks, securities, and loans. Funding of the balance sheet reflected higher levels of client deposits.

FOURTH QUARTER 2020 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	December 31, 2020	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$267.9	$267.0	$127.7	—%	110%
Provision for Credit Losses	(2.5)	0.5	(1.0)	N/M	N/M
Net Recoveries (Charge-Offs)	(5.5)	0.4	(2.3)	N/M	144
Ending Allowance for Credit Losses	$259.9	$267.9	$124.4	(3)%	109%
Allowance assigned to:
Loans and Leases	$190.7	$215.4	$104.5	(11)%	82%
Undrawn Loan Commitments and Standby Letters of Credit	61.1	44.9	19.9	36	N/M
Debt Securities and Other Financial Assets	8.1	7.6	—	6%	N/M
Ending Allowance for Credit Losses	$259.9	$267.9	$124.4	(3)%	109%
N/M - Not meaningful

Q4 2020
▪The credit provision in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, which relates to pooled financial assets sharing similar risk characteristics, partially offset by net charge-offs in the current quarter. The decrease in the collective basis reserve was driven by improved projected economic conditions relative to the prior quarter, with decreases primarily in the private client, residential real estate, and commercial real estate portfolios, partially offset by an increase in the commercial and institutional portfolio.
Q3 2020
▪The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis. The increase in the collective basis reserve was driven by projected economic conditions resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with increases in the private client, commercial real estate, and residential real estate portfolios, partially offset by a decrease in the commercial and institutional portfolio. The overall increase in the reserve on a collective basis was partially offset by a decrease in the reserve associated with loans evaluated on an individual basis.
Q4 2019
▪The credit provision in the prior-year quarter was primarily driven by an overall decrease in the inherent allowance under the previous “incurred loss” model related to changes in credit quality, partially offset by net charge-offs.

FOURTH QUARTER 2020 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
Noninterest Expense
Compensation	$525.3	$461.7	$463.5	14%	13%
Employee Benefits	101.9	97.5	92.6	5	10
Outside Services	208.1	186.0	205.7	12	1
Equipment and Software	176.4	170.7	164.9	3	7
Occupancy	67.2	51.8	57.4	30	17
Other Operating Expense	72.1	127.0	88.2	(43)	(18)
Total Noninterest Expense	$1,151.0	$1,094.7	$1,072.3	5%	7%
End of Period Full-Time Equivalent Staff	20,900	20,700	19,800	1%	6%

Q4 2020 vs. Q3 2020

▪Compensation expense increased primarily reflecting $52.5 million of severance-related charges, higher cash-based incentives and salary expense driven by staff growth, partially offset by lower long-term performance-based incentive expense.
▪Employee benefits expense increased primarily reflecting higher medical costs.
▪Outside services expense increased primarily due to higher technical services, legal services, consulting services, and third-party advisory fees. Included in outside services is $2.5 million of outplacement costs associated with the reduction in force.
▪Equipment and software expense increased primarily reflecting higher software disposition charges and software support costs.
▪Occupancy expense increased primarily due to an early lease exit arising from a workplace real estate strategy and higher building operating costs.
▪Other operating expense decreased primarily due to a $43.4 million charge related to a corporate action processing error in the prior quarter, the Northern Trust-sponsored golf tournament in the prior quarter, and lower supplemental compensation plans expense. The lower supplemental compensation plans expense resulted in a related decrease in miscellaneous income reported in noninterest income.

Q4 2020 vs. Q4 2019

▪Compensation expense increased primarily reflecting $52.5 million of severance-related charges and higher salary expense driven by staff growth and base pay adjustments, partially offset by lower long-term performance-based incentive expense and cash-based incentives.
▪Employee benefits expense increased primarily due to higher retirement plan expenses.
▪Outside services expense increased primarily due to $2.5 million of outplacement costs associated with the reduction in force.
▪Equipment and software expense increased primarily reflecting higher depreciation and amortization and software support costs, partially offset by lower software disposition charges.
▪Occupancy expense increased primarily due to an early lease exit arising from a workplace real estate strategy.
▪Other operating expense decreased primarily due to lower business promotion expenses due to reduced business travel.

FOURTH QUARTER 2020 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q4 2020	Q3 2020	Q4 2019	Q3 2020	Q4 2019
Net Income
Income before Income Taxes	$373.4	$389.9	$476.4	(4)%	(22)%
Provision for Income Taxes	132.5	95.4	105.3	39	26
Net Income	$240.9	$294.5	$371.1	(18)%	(35)%
Effective Tax Rate	35.5%	24.5%	22.1%
Q4 2020 vs. Q3 2020
▪The provision for income taxes increased primarily due to $26.8 million of tax expense related to the reversal of tax benefits previously recognized through earnings and higher taxes payable on the income of the Corporation’s non-U.S. branches.
▪Increases to the provision for income taxes as noted above were partially offset by decreased income before income taxes.
Q4 2020 vs. Q4 2019
▪The provision for income taxes increased primarily due to $26.8 million of tax expense related to the reversal of tax benefits previously recognized through earnings, higher taxes payable on the income of the Corporation’s non-U.S. branches, and prior-year-quarter benefits related to share-based compensation.
▪Increases to the provision for income taxes as noted above were partially offset by decreased income before income taxes.

STOCKHOLDERS’ EQUITY
Average total stockholders’ equity increased $600.5 million, or 5%, to $11.5 billion from the prior-year quarter’s average of $10.9 billion. The increase was primarily attributable to earnings and accumulated other comprehensive income since the prior-year period, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program, the net redemption of preferred stock during the first quarter of 2020, and dividend declarations.
During the current quarter, the Corporation declared cash dividends totaling $4.7 million to preferred stockholders and cash dividends totaling $146.8 million to common stockholders. As the Corporation suspended its open-market share repurchase program on March 16, 2020, the only shares repurchased during the three months ended December 31, 2020 were 13,968 shares of common stock withheld upon the vesting of share-based compensation at a total cost of $1.3 million ($90.62 average price per share) to satisfy tax withholding obligations. During the twelve months ended December 31, 2020, the Corporation repurchased 3,276,589 shares of common stock, including 532,713 shares withheld related to share-based compensation, at a total cost of $299.8 million ($91.49 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2020, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	December 31, 2020*		September 30, 2020		December 31, 2019
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.8%	13.4%	13.4%	13.9%	12.7%	13.2%	N/A	4.5%
Tier 1 Capital	13.9	14.5	14.5	15.1	14.5	15.0	6.0	6.0
Total Capital	15.6	15.9	16.5	16.7	16.3	16.8	10.0	8.0
Tier 1 Leverage	7.6	7.6	7.7	7.7	8.7	8.7	N/A	4.0
Supplementary Leverage	N/A	8.6	N/A	8.8	N/A	7.6	N/A	3.0

	December 31, 2020*		September 30, 2020		December 31, 2019
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	13.0%	13.8%	13.8%	14.6%	12.3%	13.0%	6.5%	4.5%
Tier 1 Capital	13.0	13.8	13.8	14.6	12.3	13.0	8.0	6.0
Total Capital	14.5	15.0	15.6	16.0	14.0	14.6	10.0	8.0
Tier 1 Leverage	7.0	7.0	7.2	7.2	7.3	7.3	5.0	4.0
Supplementary Leverage	N/A	7.7	N/A	8.1	N/A	6.4	3.0	3.0
(*)    Capital ratios for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

FTE RECONCILIATION	QUARTERS
	2020				2019
($ in Millions)	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Interest Income
Interest Income - GAAP	$352.6	$355.4	$406.3	$529.2	$576.1
Add: FTE Adjustment	10.7	7.9	7.7	8.1	9.7
Interest Income (FTE) - Non-GAAP	$363.3	$363.3	$414.0	$537.3	$585.8

Net Interest Income - GAAP	$334.4	$328.6	$372.1	$408.1	$420.8
Add: FTE Adjustment	10.7	7.9	7.7	8.1	9.7
Net Interest Income (FTE) - Non-GAAP	$345.1	$336.5	$379.8	$416.2	$430.5

Net Interest Margin - GAAP	1.01%	1.01%	1.20%	1.48%	1.56%
Net Interest Margin (FTE) - Non-GAAP	1.05%	1.03%	1.22%	1.51%	1.59%

Total Revenue
Total Revenue - GAAP	$1,521.9	$1,485.1	$1,506.1	$1,587.7	$1,547.7
Add: FTE Adjustment	10.7	7.9	7.7	8.1	9.7
Total Revenue (FTE) - Non-GAAP	$1,532.6	$1,493.0	$1,513.8	$1,595.8	$1,557.4

FORWARD-LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 (coronavirus) pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s fourth quarter earnings conference call will be webcast on January 21, 2021. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on January 21, 2021, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 22 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2020, Northern Trust had assets under custody/administration of US $14.5 trillion, and assets under management of US $1.4 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2020	2019	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,026.1	$992.2	3%
Foreign Exchange Trading Income	68.6	64.5	6
Treasury Management Fees	11.4	10.4	10
Security Commissions and Trading Income	32.3	27.8	16
Other Operating Income	49.6	32.5	52
Investment Security Gains (Losses), net	(0.5)	(0.5)	19
Total Noninterest Income	1,187.5	1,126.9	5

Net Interest Income
Interest Income	352.6	576.1	(39)
Interest Expense	18.2	155.3	(88)
Net Interest Income	334.4	420.8	(21)

Total Revenue	1,521.9	1,547.7	(2)

Provision for Credit Losses	(2.5)	(1.0)	N/M

Noninterest Expense
Compensation	525.3	463.5	13
Employee Benefits	101.9	92.6	10
Outside Services	208.1	205.7	1
Equipment and Software	176.4	164.9	7
Occupancy	67.2	57.4	17
Other Operating Expense	72.1	88.2	(18)
Total Noninterest Expense	1,151.0	1,072.3	7

Income before Income Taxes	373.4	476.4	(22)
Provision for Income Taxes	132.5	105.3	26
NET INCOME	$240.9	$371.1	(35)%

Dividends on Preferred Stock	$4.7	$5.8	(20)%
Earnings Allocated to Participating Securities	1.5	4.3	(65)
Earnings Allocated to Common and Potential Common Shares	234.7	361.0	(35)

Per Common Share
Net Income
Basic	$1.13	$1.71	(34)%
Diluted	1.12	1.70	(34)

Average Common Equity	$10,648.2	$9,808.2	9%
Return on Average Common Equity	8.8%	14.8%
Return on Average Assets	0.67%	1.25%

Cash Dividends Declared per Common Share	$0.70	$0.70	—%

Average Common Shares Outstanding (000s)
Basic	208,225	210,648
Diluted	208,962	211,855
Common Shares Outstanding (EOP) (000s)	208,289	209,709
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2020	2020	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,026.1	$1,003.8	2%
Foreign Exchange Trading Income	68.6	61.6	11
Treasury Management Fees	11.4	11.6	(1)
Security Commissions and Trading Income	32.3	26.0	24
Other Operating Income	49.6	53.5	(7)
Investment Security Gains (Losses), net	(0.5)	—	N/M
Total Noninterest Income	1,187.5	1,156.5	3

Net Interest Income
Interest Income	352.6	355.4	(1)
Interest Expense	18.2	26.8	(32)
Net Interest Income	334.4	328.6	2

Total Revenue	1,521.9	1,485.1	2

Provision for Credit Losses	(2.5)	0.5	N/M

Noninterest Expense
Compensation	525.3	461.7	14
Employee Benefits	101.9	97.5	5
Outside Services	208.1	186.0	12
Equipment and Software	176.4	170.7	3
Occupancy	67.2	51.8	30
Other Operating Expense	72.1	127.0	(43)
Total Noninterest Expense	1,151.0	1,094.7	5

Income before Income Taxes	373.4	389.9	(4)
Provision for Income Taxes	132.5	95.4	39
NET INCOME	$240.9	$294.5	(18)%

Dividends on Preferred Stock	$4.7	$16.2	(71)
Earnings Allocated to Participating Securities	1.5	3.3	(53)
Earnings Allocated to Common and Potential Common Shares	234.7	275.0	(15)

Per Common Share
Net Income
Basic	$1.13	$1.32	(15)%
Diluted	1.12	1.32	(15)

Average Common Equity	$10,648.2	$10,518.0	1%
Return on Average Common Equity	8.8%	10.5%
Return on Average Assets	0.67%	0.83%

Cash Dividends Declared per Common Share	$0.70	$0.70	—%

Average Common Shares Outstanding (000s)
Basic	208,225	208,106
Diluted	208,962	208,688
Common Shares Outstanding (EOP) (000s)	208,289	208,121
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2020	2019	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,995.0	$3,852.1	4%
Foreign Exchange Trading Income	290.4	250.9	16
Treasury Management Fees	45.4	44.5	2
Security Commissions and Trading Income	133.2	103.6	29
Other Operating Income	194.0	145.5	33
Investment Security Gains (Losses), net	(0.4)	(1.4)	(70)
Total Noninterest Income	4,657.6	4,395.2	6

Net Interest Income
Interest Income	1,643.5	2,499.9	(34)
Interest Expense	200.3	822.0	(76)
Net Interest Income	1,443.2	1,677.9	(14)

Total Revenue	6,100.8	6,073.1	—

Provision for Credit Losses	125.0	(14.5)	N/M

Noninterest Expense
Compensation	1,947.1	1,859.0	5
Employee Benefits	387.7	355.2	9
Outside Services	763.1	774.5	(1)
Equipment and Software	673.5	612.1	10
Occupancy	230.1	212.9	8
Other Operating Expense	346.7	329.8	5
Total Noninterest Expense	4,348.2	4,143.5	5

Income before Income Taxes	1,627.6	1,944.1	(16)
Provision for Income Taxes	418.3	451.9	(7)
NET INCOME	$1,209.3	$1,492.2	(19)%

Dividends on Preferred Stock(2)	$56.2	$46.4	21%
Earnings Allocated to Participating Securities	12.1	16.9	(29)
Earnings Allocated to Common and Potential Common Shares	1,141.0	1,428.9	(20)

Per Common Share
Net Income
Basic	$5.48	$6.66	(18)%
Diluted	5.46	6.63	(18)

Average Common Equity	$10,306.7	$9,705.2	6
Return on Average Common Equity	11.2%	14.9%
Return on Average Assets	0.88%	1.27%

Cash Dividends Declared per Common Share	$2.80	$2.60	8%

Average Common Shares Outstanding (000s)
Basic	208,319	214,526
Diluted	209,008	215,603
Common Shares Outstanding (EOP) (000s)	208,289	209,709
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$55,443.1	$33,841.5	64%
Interest-Bearing Due from and Deposits with Banks(3)	6,654.8	7,017.5	(5)
Federal Funds Sold	—	5.0	(100)
Securities Purchased under Agreements to Resell	1,596.5	707.8	126
Securities
U.S. Government	2,889.9	4,687.9	(38)
Obligations of States and Political Subdivisions	3,085.7	1,625.4	90
Government Sponsored Agency	24,959.6	23,275.3	7
Other(4)	30,142.3	22,666.6	33
Total Securities	61,077.5	52,255.2	17
Loans and Leases	33,759.7	31,409.6	7
Total Earning Assets	158,531.6	125,236.6	27
Allowance for Credit Losses	(198.8)	(104.5)	90
Cash and Due from Banks and Other Central Bank Deposits(5)	2,177.8	2,383.4	(9)
Buildings and Equipment	514.9	483.3	7
Client Security Settlement Receivables	1,160.2	845.7	37
Goodwill	707.2	696.8	1
Other Assets	7,111.0	7,287.1	(2)
Total Assets	$170,003.9	$136,828.4	24%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,631.8	$21,441.5	34%
Savings Certificates and Other Time	937.1	986.7	(5)
Non-U.S. Offices - Interest-Bearing	71,198.4	60,400.3	18
Total Interest-Bearing Deposits	100,767.3	82,828.5	22
Federal Funds Purchased	260.2	552.9	(53)
Securities Sold under Agreements to Repurchase	39.8	489.7	(92)
Other Borrowings	4,011.5	6,744.8	(41)
Senior Notes	3,122.4	2,573.0	21
Long-Term Debt	1,189.3	1,148.1	4
Floating Rate Capital Debt	277.8	277.7	—
Total Interest-Related Funds	109,668.3	94,614.7	16
Demand and Other Noninterest-Bearing Deposits	43,110.7	26,292.1	64
Other Liabilities	5,536.6	4,830.6	15
Total Liabilities	158,315.6	125,737.4	26
Common Equity	10,803.4	9,817.6	10
Preferred Equity	884.9	1,273.4	(31)
Total Equity	11,688.3	11,091.0	5
Total Liabilities and Stockholders’ Equity	$170,003.9	$136,828.4	24%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2020	2020	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$55,443.1	$39,205.9	41%
Interest-Bearing Due from and Deposits with Banks(3)	6,654.8	4,850.6	37
Securities Purchased under Agreements to Resell	1,596.5	1,533.4	4
Securities
U.S. Government	2,889.9	4,264.2	(32)
Obligations of States and Political Subdivisions	3,085.7	2,603.1	19
Government Sponsored Agency	24,959.6	24,572.1	2
Other(4)	30,142.3	29,157.1	3
Total Securities	61,077.5	60,596.5	1
Loans and Leases	33,759.7	32,766.3	3
Total Earning Assets	158,531.6	138,952.7	14
Allowance for Credit Losses	(198.8)	(223.0)	(11)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,177.8	2,690.1	(19)
Buildings and Equipment	514.9	510.0	1
Client Security Settlement Receivables	1,160.2	2,296.8	(49)
Goodwill	707.2	698.0	1
Other Assets	7,111.0	7,157.4	(1)
Total Assets	$170,003.9	$152,082.0	12%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,631.8	$25,379.1	13%
Savings Certificates and Other Time	937.1	1,486.7	(37)
Non-U.S. Offices - Interest-Bearing	71,198.4	61,345.6	16
Total Interest-Bearing Deposits	100,767.3	88,211.4	14
Federal Funds Purchased	260.2	2,203.7	(88)
Securities Sold under Agreements to Repurchase	39.8	269.8	(85)
Other Borrowings	4,011.5	5,771.7	(30)
Senior Notes	3,122.4	3,655.6	(15)
Long-Term Debt	1,189.3	1,196.0	(1)
Floating Rate Capital Debt	277.8	277.7	—
Total Interest-Related Funds	109,668.3	101,585.9	8
Demand and Other Noninterest-Bearing Deposits	43,110.7	34,377.7	25
Other Liabilities	5,536.6	4,539.3	22
Total Liabilities	158,315.6	140,502.9	13
Common Equity	10,803.4	10,694.2	1
Preferred Equity	884.9	884.9	—
Total Equity	11,688.3	11,579.1	1
Total Liabilities and Stockholders’ Equity	$170,003.9	$152,082.0	12%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$29,896.2	$17,230.0	74%
Interest-Bearing Due from and Deposits with Banks(3)	5,449.0	6,073.9	(10)
Federal Funds Sold	0.6	3.8	(84)
Securities Purchased under Agreements to Resell	1,565.8	942.1	66
Securities
U.S. Government	3,630.8	5,287.7	(31)
Obligations of States and Political Subdivisions	2,890.6	1,467.6	97
Government Sponsored Agency	25,076.9	23,199.3	8
Other(4)	29,629.1	21,964.4	35
Total Securities	61,227.4	51,919.0	18
Loans and Leases	33,096.1	30,990.8	7
Total Earning Assets	131,235.1	107,159.6	22
Allowance for Credit Losses	(222.7)	(105.5)	111
Cash and Due from Banks and Other Central Bank Deposits(5)	2,434.5	2,292.6	6
Buildings and Equipment	516.5	453.5	14
Client Security Settlement Receivables	1,447.6	1,163.4	24
Goodwill	701.6	692.5	1
Other Assets	7,149.4	6,449.2	11
Total Assets	$143,262.0	$118,105.3	21%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,984.3	$18,130.2	38%
Savings Certificates and Other Time	1,198.3	919.0	30
Non-U.S. Offices - Interest-Bearing	61,943.6	52,925.8	17
Total Interest-Bearing Deposits	88,126.2	71,975.0	22
Federal Funds Purchased	562.7	856.6	(34)
Securities Sold under Agreements to Repurchase	183.6	281.0	(35)
Other Borrowings	5,984.4	7,632.9	(22)
Senior Notes	3,315.4	2,584.6	28
Long-Term Debt	1,190.9	1,154.0	3
Floating Rate Capital Debt	277.8	277.7	—
Total Interest-Related Funds	99,641.0	84,761.8	18
Demand and Other Noninterest-Bearing Deposits	26,997.5	17,462.9	55
Other Liabilities	5,090.4	4,948.0	3
Total Liabilities	131,728.9	107,172.7	23
Common Equity	10,648.2	9,808.2	9
Preferred Equity	884.9	1,124.4	(21)
Total Equity	11,533.1	10,932.6	5
Total Liabilities and Stockholders’ Equity	$143,262.0	$118,105.3	21%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2020	2020	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$29,896.2	$31,602.3	(5)%
Interest-Bearing Due from and Deposits with Banks(3)	5,449.0	4,816.1	13
Federal Funds Sold	0.6	2.5	(77)
Securities Purchased under Agreements to Resell	1,565.8	1,789.8	(13)
Securities
U.S. Government	3,630.8	4,290.9	(15)
Obligations of States and Political Subdivisions	2,890.6	2,319.3	25
Government Sponsored Agency	25,076.9	24,027.6	4
Other(4)	29,629.1	27,434.3	8
Total Securities	61,227.4	58,072.1	5
Loans and Leases	33,096.1	33,085.2	—
Total Earning Assets	131,235.1	129,368.0	1
Allowance for Credit Losses	(222.7)	(218.4)	2
Cash and Due from Banks and Other Central Bank Deposits(5)	2,434.5	2,293.3	6
Buildings and Equipment	516.5	512.2	1
Client Security Settlement Receivables	1,447.6	1,155.0	25
Goodwill	701.6	697.8	1
Other Assets	7,149.4	7,117.5	—
Total Assets	$143,262.0	$140,925.4	2%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,984.3	$24,305.4	3%
Savings Certificates and Other Time	1,198.3	1,502.1	(20)
Non-U.S. Offices - Interest-Bearing	61,943.6	61,834.9	—
Total Interest-Bearing Deposits	88,126.2	87,642.4	1
Federal Funds Purchased	562.7	275.6	104
Securities Sold under Agreements to Repurchase	183.6	185.3	(1)
Other Borrowings	5,984.4	6,167.8	(3)
Senior Notes	3,315.4	3,666.3	(10)
Long-Term Debt	1,190.9	1,199.0	(1)
Floating Rate Capital Debt	277.8	277.7	—
Total Interest-Related Funds	99,641.0	99,414.1	—
Demand and Other Noninterest-Bearing Deposits	26,997.5	25,202.3	7
Other Liabilities	5,090.4	4,906.1	4
Total Liabilities	131,728.9	129,522.5	2
Common Equity	10,648.2	10,518.0	1
Preferred Equity	884.9	884.9	—
Total Equity	11,533.1	11,402.9	1
Total Liabilities and Stockholders’ Equity	$143,262.0	$140,925.4	2%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2020	2019
($ In Millions Except Per Share Data)	QUARTERS	QUARTER
FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,026.1	$1,003.8	$961.5	$1,003.6	$992.2
Other Noninterest Income	161.4	152.7	172.5	176.0	134.7
Net Interest Income	334.4	328.6	372.1	408.1	420.8
Total Revenue	1,521.9	1,485.1	1,506.1	1,587.7	1,547.7
Provision for Credit Losses	(2.5)	0.5	66.0	61.0	(1.0)
Noninterest Expense	1,151.0	1,094.7	1,036.9	1,065.6	1,072.3
Income before Income Taxes	373.4	389.9	403.2	461.1	476.4
Provision for Income Taxes	132.5	95.4	89.9	100.5	105.3
Net Income	$240.9	$294.5	$313.3	$360.6	$371.1

Per Common Share
Net Income - Basic	$1.13	$1.32	$1.47	$1.56	$1.71
- Diluted	1.12	1.32	1.46	1.55	1.70
Cash Dividends Declared per Common Share	0.70	0.70	0.70	0.70	0.70
Book Value (EOP)	51.87	51.38	50.45	48.04	46.82
Market Value (EOP)	93.14	77.97	79.34	75.46	106.24

Financial Ratios
Return on Average Common Equity	8.8%	10.5%	12.2%	13.4%	14.8%
Return on Average Assets	0.67	0.83	0.91	1.17	1.25
Net Interest Margin (GAAP)	1.01	1.01	1.20	1.48	1.56
Net Interest Margin (FTE*)	1.05	1.03	1.22	1.51	1.59

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$13,653.1	$12,263.2	$11,347.1	$10,236.5	$11,311.6
Wealth Management	879.4	814.4	751.2	640.1	738.8
Total Assets Under Custody / Administration	$14,532.5	$13,077.6	$12,098.3	$10,876.6	$12,050.4

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$10,387.7	$9,312.2	$8,542.7	$7,620.8	$8,497.8
Wealth Management	875.1	810.4	747.9	633.9	735.7
Total Assets Under Custody	$11,262.8	$10,122.6	$9,290.6	$8,254.7	$9,233.5

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$1,057.5	$993.2	$954.0	$842.6	$917.5
Wealth Management	347.8	318.5	303.8	276.7	313.8
Total Assets Under Management	$1,405.3	$1,311.7	$1,257.8	$1,119.3	$1,231.3

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$131.7	$98.0	$98.5	$103.9	$83.6
Other Real Estate Owned (OREO)	0.7	0.9	0.9	1.6	3.2
Total Nonaccrual Assets	$132.4	$98.9	$99.4	$105.5	$86.8
Nonaccrual Assets / Loans and Leases and OREO	0.39%	0.30%	0.29%	0.28%	0.28%
Gross Charge-offs	$(6.7)	$(0.8)	$(0.4)	$(1.8)	$(3.8)
Gross Recoveries	1.2	1.2	3.0	1.1	1.5
Net Recoveries (Charge-offs)	$(5.5)	$0.4	$2.6	$(0.7)	$(2.3)
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	(0.07)%	—%	0.03%	(0.01)%	(0.03)%
Allowance for Credit Losses Assigned to:
Loans and Leases	$190.7	$215.4	$210.2	$147.2	$104.5
Undrawn Loan Commitments and Standby Letters of Credit	61.1	44.9	49.0	40.4	19.9
Debt Securities and Other Financial Assets	8.1	7.6	7.8	10.8	—
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.4	x	2.2	x	2.1	x	1.4	x	1.3	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.